UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 16, 2012

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Whirlpool Corporation previously announced that Larry M. Venturelli, its current Senior Vice President and Corporate Controller, would succeed Roy W. Templin, Executive Vice President and Chief Financial Officer, upon his retirement in 2012. On January 16, 2012, the Board of Directors of Whirlpool elected Mr. Venturelli to serve as Chief Financial Officer. Mr. Templin will serve as Executive Vice President until April 2012 in order to continue to assist Whirlpool in its year-end reporting and with other transitional items. No decisions have been made at this time with respect to compensation arrangements as a result of this transition, but any required compensation information will be disclosed by Whirlpool once determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: January 17, 2012	By:	/s/ KIRSTEN J. HEWITT
	Name:	Kirsten J. Hewitt
	Title:	Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary